EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts--Independent Registered Public Accounting Firm" and to the use of our report dated August 17, 2010, in Amendment No. 1 to the Registration Statement (File No. 333-168213) and related prospectus of Advisors Disciplined Trust 596.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
August 17, 2010